Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, par value $0.01 per share, of Hertz Global Holdings, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: June __, 2009

BANK OF AMERICA CORPORATION
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Authorized Signatory

MERRILL LYNCH & CO., INC
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Authorized Signatory

MERRILL LYNCH GROUP, INC.
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Authorized Signatory

MERRILL LYNCH GP INC.

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By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

ML GLOBAL PRIVATE EQUITY PARTNERS, L.P. By: Merrill Lynch GP Inc., its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

MLGPE LTD.
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

ML GLOBAL PRIVATE EQUITY FUND, L.P. By: MLGPE Ltd., its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

MERRILL LYNCH VENTURES, LLC
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

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MERRILL LYNCH VENTURES L.P. 2001 By: Merrill Lynch Ventures, LLC, its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

ML HERTZ CO-INVESTOR GP, LLC By: ML Global Private Equity Fund, L.P., as sole member By: MLGPE Ltd., its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

ML HERTZ CO-INVESTOR, L.P. By: ML Hertz Co-Investor G.P., L.L.C., its general partner By: ML Global Private Equity Fund, L.P., as sole member By: MLGPE Ltd., its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

CMC-HERTZ GENERAL PARTNER, L.L.C.

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By:	/s/ Angel L. Morales Name: Angel L. Morales Title: Executive Committee Member

CMC-HERTZ PARTNERS, L.P. By: CMC-Hertz General Partner, L.L.C., its general partner
By:	/s/ Angel L. Morales Name: Angel L. Morales Title: Executive Committee Member

MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Assistant Secretary

MERRILL LYNCH BANK & TRUST CO., FSB
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Assistant Secretary

FIRST REPUBLIC INVESTMENT MANAGEMENT, INC.
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Assistant Secretary

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NB HOLDINGS CORPORATION
By:	/s/ Charles F. Bowman Name: Charles F. Bowman Title: Senior Vice President

BANK OF AMERICA, N.A.
By:	/s/ Charles F. Bowman Name: Charles F. Bowman Title: Senior Vice President

BANC OF AMERICA INVESTMENT ADVISORS, INC.
By:	/s/ Jeffrey Cullen Name: Jeffrey Cullen Title: Vice President

COLUMBIA MANAGEMENT GROUP, LLC
By:	/s/ Michael A. Jones Name: Michael A. Jones Title: President

COLUMBIA MANAGEMENT ADVISORS, LLC
By:	/s/ Michael A. Jones Name: Michael A. Jones Title: President

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